Exhibit 99.j(2)

CREDIT SUISSE TRUST(A registered investment company) POWER OF ATTORNEY Each of the undersigned hereby authorizes Lou Anne McInnis, Karen Regan, and Omar Tariq, each with full power to act without the other, as attorney-in-fact to sign on his or her behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto: (A) any registration statement of the above-named registered investment company (the “Fund”), be it an initial registration statement or an amendment to an existing registration statement (including any pre-effective or post-effective amendments), that is required or permitted to be filed with the Securities and Exchange Commission; (B) any other notice, report, authorization, request, or registration of the Fund that is required or permitted to be filed with the Securities and Exchange Commission; and (C) any notice, authorization, request, or registration of the Fund that is required or permitted to be filed with any state securities commission or other state regulatory body. This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the President or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis. IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown. By: /s/Laura A. DeFelice February 11, 2025 Laura A. DeFelice Date Trustee and Chair of the Board By: /s/Mahendra R. Gupta February 11, 2025 Mahendra R. Gupta Date Trustee By: /s/Samantha Kappagoda February 11, 2025 Samantha Kappagoda Date Trustee By: John G. Popp February 11, 2025 John G. Popp Date Trustee By: Lee M. Shaiman February 11, 2025 Lee M. Shaiman Date Trustee